UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 5, 2009
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure.
     On August 4, 2009, The GEO Group, Inc. (“GEO”) reported results for the thirteen weeks ended June 28, 2009, including total revenues of $276.4 million, Adjusted EBITDA of $42.3 million, GAAP earnings per share of $0.32, and pro forma earnings per share of $0.33, representing increases of 2.4%, 8.7%, 18.5% and 10.0%, respectively, over the prior year thirteen weeks ended June 29, 2008. Subsequently, on August 31, 2009, GEO provided guidance for the thirteen weeks ended September 27, 2009 projecting total revenues of approximately $275 million to $280 million, GAAP earnings per share of $0.34 to $0.35, and pro forma earnings per share of $0.35 to $0.36, which represents an increase of approximately 8.5% and 7.6% over June 28, 2009 reported GAAP earnings per share and pro forma earnings per share, respectively. A reconciliation from Adjusted EBITDA to GAAP income from continuing operations and from pro forma earnings per share to GAAP earnings per share is available on GEO’s investor relations website at www.geogroup.com.
     Although GEO has not completed its financial close for the thirteen weeks ended September 27, 2009, based upon a preliminary review of results of operations, to the extent available, GEO expects its revenues and earnings per share to be consistent with its previously issued guidance for the thirteen weeks ended September 27, 2009, and its Adjusted EBITDA for the thirteen weeks ended September 27, 2009 to meet or exceed Adjusted EBITDA for the thirteen weeks ended June 28, 2009. The foregoing estimates are preliminary, are based on a number of assumptions (including, but not limited to, the continued operation of GEO’s facilities under current contracts at expected occupancy levels through the month of September), and are subject to a number of risks and uncertainties and, as a result, could change.
     The foregoing information is being furnished pursuant to Regulation FD under the Securities Exchange Act of 1934, as amended. GEO undertakes no duty or obligation to publicly update or revise the foregoing information, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosure. By furnishing the information in this Item 7.01, GEO makes no admission as to the materiality thereof.
Item 9.01 — Exhibits and Financial Statements.
     (c) Exhibits

99.1	Press Release of GEO dated October 5, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
October 5, 2009	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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